Exhibit 99.1

LiveXLive Completes Acquisition Of E-Commerce Merchandise Company, Custom Personalization Solutions (CPS)

CPS is Expected to Generate Approximately $20 Million In Revenue and $1 Million of EBITDA in 2020
Acquisition Includes Approximately $5.2 Million in Estimated Working Capital and is Debt Free

LiveXLive Plans to Partner with Artists and Talent to Exclusively Own and Distribute Unique Proprietary Products
to be Marketed During Livestream Events and Podcasts/Vodcasts

LOS ANGELES, Dec. 24, 2020 -- LiveXLive Media (Nasdaq: LIVX) (“LiveXLive”), a global platform for livestream and on-demand audio, video and podcast content in music, comedy and pop culture, and owner of PodcastOne, Slacker Radio and React Presents, announced today that it has completed the acquisition of Custom Personalization Solutions, LLC (“CPS”) in an all-stock deal. The transaction is valued at approximately $12 million based on the closing market price of LiveXLive’s stock on December 22, 2020, subject to working capital and other adjustments.

We can offer superfans unique and personalized merchandise from their favorite artists, shows and events.

CPS will operate as a wholly owned subsidiary of LiveXLive. The acquisition is expected to be immediately accretive to shareholder’s equity and additive to earnings and includes approximately $5.2 million of estimated working capital. The deal further diversifies LiveXLive’s business model into the global licensed merch market, which is expected to reach $400 billion by 2023.

“The CPS acquisition is an ideal complement to our flywheel business model and presents a significant opportunity to leverage our audience, platform and artist and entertainment industry relationships to add commerce and specialized consumer product revenues,” said Robert Ellin, CEO and Chairman of LiveXLive. “By integrating specialty merchandise with our music, podcast and original content stack, we can offer superfans unique and personalized merchandise from their favorite artists, shows and events.”

As a result of the acquisition of CPS, LiveXLive intends to further the revenue reach of its current partners and talent lineup across all of its subsidiaries to target super fans and partner with other artists and stars from the music, podcast and entertainment industry who have massive social media and marketing reach, to create and distribute unique and limited-edition personalized clothing, jewelry, toys as well as virtual goods. In addition, LiveXLive will work with artists and celebrities to manufacture custom products and licensing partnerships similar to Teremana Tequila and Dwayne Johnson (aka The Rock). Digital and physical distribution of merchandise will be mainly online, but is also expected to include numerous big-box retailers like Walmart, which further opens up promotional and marketing opportunities for LiveXLive and its partners.

“The worlds of custom merchandise, real time fulfillment and social commerce driven by celebrity and influencers have collided to create a perfect storm. LiveXLive represents the perfect partner for us to take advantage of this next wave,” said Scott Norman, Founder of CPS.

Founded in 2012 and headquartered in Addison, IL, CPS is a group of fast-growing web-oriented businesses specializing in the merchandise personalization industry. Owned and managed by top-notch partners with a combined 50 years of personalization experience, CPS has brought together its “Dream Team” of innovators and designers to create an assortment of personalized merchandise unlike anything in the market. CPS currently has 70 plus full-time employees. Current CPS CEO, John Semmelhack, will remain CEO of CPS as a wholly owned subsidiary of LiveXLive.

LiveXLive has the first talent-centric platform focused on superfans and building long-term franchises in on-demand audio and video, podcasting, vodcasting, OTT linear channels, pay-per-view (“PPV”), and livestreaming. Its model includes multiple monetization paths including subscription, advertising, sponsorship, merchandise sales, licensing, and ticketing. LiveXLive recently raised revenue guidance for its 2021 fiscal year based on strength in its core businesses.

About LiveXLive Media, Inc.
Headquartered in Los Angeles, California, LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) (pronounced Live “by” Live) is a global platform for livestream and on-demand audio, video and podcast content in music, comedy, and pop culture. LiveXLive, which has streamed over 1500 artists since January 2020, has become a go-to partner for the world’s top artists and celebrity voices as well as music festivals and concerts, including Rock in Rio, EDC Las Vegas, and many others. In April 2020, LiveXLive produced its first 48-hour music festival called “Music Lives” with tremendous success as it earned over 50 million views and over 5 billion views for #musiclives on TikTok with over 100 performances. The Company’s library of global events, video-audio podcasts and original shows are also available on Amazon, Apple TV, Roku and Samsung TVs in addition to its own app, destination site and social channels. The Company’s wholly-owned subsidiary, PodcastOne, generates more than 2.1 billion downloads annually across more than 350 podcast episodes per week.  For more information, visit www.livexlive.com and follow us on Facebook, Instagram, TikTok, Twitter at @livexlive, and YouTube.

About Custom Personalization Solutions (CPS)
Headquartered in Addison Illinois, Custom Personalization Solutions (CPS) develops, manufactures, and distributes personalized products for wholesale and direct-to-consumer distribution. The company offers over 10,000 exclusive personalized gift items for family, home, seasonal holidays, and special events. CPS is also one of the largest distributors of personalized jewelry in the U.S. Wholesale clients include Walmart, Zulily, Zales, Petco, and Bed, Bath, and Beyond. From embroidery to laser engraving to direct-to-garment printing, CPS utilizes ten types of personalization methods resulting in a one- stop shop for anyone’s personalization /print on demand needs.

Forward-Looking Statements
All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: the Company’s reliance on one key customer for a substantial percentage of its revenue; the Company’s ability to consummate any proposed financing or acquisition and the timing of the closing of such proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of any proposed transaction will not occur; the Company’s ability to continue as a going concern; the Company’s ability to attract, maintain and increase the number of its users and paid subscribers; the Company identifying, acquiring, securing and developing content; the Company’s intent to repurchase shares of its common stock from time to time under the stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; the Company’s ability to maintain compliance with certain financial and other covenants; the Company successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; the effects of the global Covid-19 pandemic; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of the Company’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 26, 2020, Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 16, 2020, and in the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligations to update these statements, except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

Press Contact:
For LiveXLive: The Rose Group
Lynda Dorf
Lynda@TheRoseGrp.com

LiveXLive IR Contact:
310.601.2500
ir@livexlive.com